UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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AMPAL-AMERICAN ISRAEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMPAL-AMERICAN ISRAEL CORPORATION
555 MADISON AVENUE
NEW YORK, NY 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2010

Dear Shareholder:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the shareholders of Ampal-American Israel Corporation (the “Company” or “Ampal”) which will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th floor, New York, NY 10104, on May 5, 2010, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect ten (10) directors to the Board of Directors of the Company to hold office for one year terms and until their respective successors shall be elected and qualified;

2.
To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

The Board of Directors of the Company has fixed the close of business on March 17, 2010 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Please vote, date, sign and mail the enclosed Proxy in the return envelope.  You will not need postage if you mail it from within the United States.  A prompt response will be helpful and appreciated.

By Order of the Board of Directors, YOSEF A. MAIMAN Chairman, President and Chief Executive Officer

Tel Aviv, Israel
March 31, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2010: The Notice of Annual Meeting, the Proxy Statement and the 2009 Annual Report are available at http://bnymellon.mobular.net/bnymellon/ampl.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

AMPAL-AMERICAN ISRAEL CORPORATION

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2010

This Proxy Statement is being furnished to the holders of Class A Stock, par value $1.00 per share (the “Class A Stock”), of Ampal-American Israel Corporation (the “Company” or “Ampal”) in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) for use at the annual meeting of the shareholders of the Company to be held on May 5, 2010, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”).  The mailing address of our principal executive office is 555 Madison Avenue, New York, NY 10022.  This Proxy Statement and enclosed proxy card are first being mailed to the shareholders of the Company entitled to vote at the Annual Meeting on or about March 31, 2010.  If you need directions to attend the Annual Meeting and vote in person, you should contact the Company by telephone at (866) 447-8636.  In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

Q:	What am I voting on?

The election of Ampal’s ten directors for one-year terms and the ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“Kesselman & Kesselman”), as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

Q:	Who is entitled to vote?

Holders of the Class A Stock as of the close of business on March 17, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.  As of the Record Date, the Company had 56,133,764 shares of Class A Stock outstanding (excluding treasury shares).  Each shareholder is entitled to one vote for each share of Class A Stock held on the Record Date.  The Class A Stock does not have cumulative voting rights.

Q:	How can I get a copy of Ampal’s annual report on Form 10-K?

Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Annual Meeting, a copy of Ampal’s annual report on Form 10-K to the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2009.  Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders.  The Company’s annual report on Form 10-K, as well as its other filings with the SEC, are available via the Internet at the Company’s website at http://www.ampal.com and at the SEC’s website at http://www.sec.gov.  In connection with the Annual Meeting, the Company’s annual report on Form 10-K is also available via the Internet at http://bnymellon.mobular.net/bnymellon/ampl.

Q:	How can I review Ampal’s financial statements for the fiscal year ended December 31, 2009?

A copy of Ampal’s 2009 annual report on Form 10-K containing the Company’s audited financial statements for the fiscal year ended December 31, 2009 has been mailed with this Proxy Statement to all holders of Class A Stock entitled to vote at the Annual Meeting on or about March 31, 2010.  In connection with the Annual Meeting, the Company’s annual report on Form 10-K is also available via the Internet at http://bnymellon.mobular.net/bnymellon/ampl.

Q:	Who are the principal shareholders of Ampal and how will they vote?

As of the Record Date, a group of shareholders (the “Controlling Shareholder Group”) consisting of Yosef A. Maiman, Ohad Maiman, Noa Maiman, and Yoav Maiman, and the companies Merhav (M.N.F.) Ltd. (“Merhav”), De Majorca Holdings Ltd. (“De Majorca”) and Di-Rapallo Holdings Ltd. (“Di-Rapallo”) beneficially owns approximately 61.5% of the voting power of our Class A Stock (excluding shares issuable upon the exercise of outstanding options). The Controlling Shareholder Group was formed in recognition of the Maiman family’s strong connection with the Company and in furtherance of the group’s common goals and objectives as shareholders, including the orderly management and operation of the Company. By virtue of its ownership of Ampal, the Controlling Shareholder Group is able to control our affairs and to influence the election of the members of our board of directors.  (See the sections below entitled “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management” for more details regarding the principal shareholders.)  The Controlling Shareholder Group has advised the Company that it will vote in favor of the Board’s slate of nominees for directors and in favor of the ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

Q:	Who is bearing the cost of preparing this Proxy Statement?

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the proxy card is being borne by the Company.  The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Q.	Besides shareholders, who else will attend the Annual Meeting?

Some of the directors of Ampal, senior management of Ampal and representatives of BNY Mellon Shareowner Services, the Company’s transfer agent, will be present at the Annual Meeting.  Additionally, representatives of Kesselman & Kesselman, whom the Audit Committee has appointed to be its independent registered public accounting firm for the fiscal year ending December 31, 2010, are expected to be present and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Q:	What constitutes a quorum?

The holders of record of one-third of the outstanding Class A Stock entitled to vote at any meeting of shareholders shall constitute a quorum for the Annual Meeting.  A quorum of shares of Class A Stock outstanding (excluding treasury shares) as of the Record Date therefore equals 18,711,255 shares of Class A Stock.  All votes will be tabulated by the inspector of elections appointed for the meeting.  The inspector of elections will also determine whether or not a quorum is present.  Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Q:	How do I vote using the proxy?

Sign your name exactly as it appears in the proxy, and return it in the enclosed prepaid envelope.  IF YOU SIGN YOUR PROXY BUT DO NOT INDICATE YOUR VOTING PREFERENCES, YOUR VOTE WILL BE COUNTED FOR ALL OF THE BOARD’S NOMINEES FOR DIRECTORS AND THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Q:	May I revoke my proxy?

A proxy may be revoked at any time before it is exercised at the Annual Meeting by notifying the Company’s Secretary in writing or by returning a later-dated proxy.  You may also revoke your proxy by voting in person at the meeting (although your attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Q:	How many votes are needed for the election of a director?

The election of a nominee director requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting.  Proxies cannot be voted for a greater number of persons than the number of nominees listed in the Proxy Statement.  The Board of Directors of Ampal unanimously recommends the election of the following persons to the Board of Directors:  Yosef A. Maiman, Leo Malamud, Dr. Joseph Yerushalmi, Dr. Nimrod Novik, Yehuda Karni, Gideon Weinstein, Menahem Morag, Erez Meltzer, Daniel Vaknin and Joseph Geva.  Set forth below in this Proxy Statement is information about each nominee, including biographical data for at least the last five years.

Q:
How many votes are needed for the ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010?

The ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting.  The Board of Directors of Ampal unanimously recommends the ratification of the appointment of Kesselman & Kesselman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	How will abstentions and broker non-votes be treated with respect to the proposals to be voted upon at the Annual Meeting?

Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will have no effect on the outcome of these proposals. As you may know, the New York Stock Exchange recently eliminated broker discretionary voting for the election of directors.  These rules will likely affect us notwithstanding the fact that the shares of our Common Stock are traded on the NASDAQ Global Market. Therefore, unlike in prior years, your broker may not be able to vote on your behalf in any director election without voting instructions from you.

Q:	Will any other matters be brought before the Annual Meeting?

Management does not presently know of any other matters which will be brought before the Annual Meeting.  If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote the proxies held by them in accordance with their judgment in such matters.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Q:	How many directors does Ampal have?

The Company’s By-Laws provide that the entire Board shall be constituted of not less than three and not more than 29 persons, with the actual number serving set by the Board.  In connection with the nomination of the persons listed below to the Board of Directors, the Board set the number of directors at ten.  The Board recommends that the shareholders elect the ten persons nominated by the Board.

Q:	Who recommended the Company’s slate of nominees?

All of the nominees for directors were nominated by the Board and recommended by management.

Q:	Who are the Board’s nominees for directors?

The following is a description of each of the nominees for director setting forth their ages, their principal occupations and employment during the past five years and their tenure on the Board.

Name	Age	Position with Ampal	Director Since
Yosef A. Maiman	64	Chairman of the Board, Director, President and CEO	2002
Leo Malamud	58	Director	2002
Dr. Joseph Yerushalmi	72	Director	2002
Dr. Nimrod Novik	64	Director	2006
Yehuda Karni	81	Director	2002
Menahem Morag	59	Director	2004
Daniel Vaknin	55	Director	2008
Joseph Geva	60	Director	2008
Erez I. Meltzer	53	Director	2008
Gideon Weinstein	67	Director	2009

    YOSEF A. MAIMAN, 64, has been the Chairman of the Board of Ampal since April 25, 2002 and President and Chief Executive Officer of Ampal since October 1, 2006. Mr. Maiman has been President and Chief Executive Officer of Merhav, one of the largest international project development companies based in Israel and member of the controlling Shareholder Group, since its founding in 1975. Mr. Maiman is the Chairman of the Board of Directors of Gadot (as defined below), a wholly owned subsidiary of the Company. Mr. Maiman is also the Chairman of the Board of Directors of Channel 10 Ltd. (“Channel 10”), a commercial television station in Israel, a director of Eltek, Ltd. (“Eltek”), a developer and manufacturer of printed circuit boards and Honorary Consul to Israel from Peru. Mr. Maiman is also a member of the Board of Trustees of the Tel Aviv University, Chairman of the Israeli Board of the Jaffee Center for Strategic Studies at Tel Aviv University, a member of the Board of Governors of Ben Gurion University, and the Chairman of the Board of Trustees of the International Policy Institute for Counter Terrorism.

    LEO MALAMUD, 58, has been a director of Ampal since March 6, 2002. Since 1995, Mr. Malamud is Senior Vice President of Merhav. Mr. Malamud is also a Director of Gadot, Channel 10, 10 News Ltd. and Nana 10 Ltd.

    Dr. JOSEPH YERUSHALMI, 72, has been a director of Ampal since August 16, 2002. Since 1995, Dr. Yerushalmi has been Senior Vice President – Head of Energy and Infrastructure Projects of Merhav. Dr. Yerushalmi is also a Director of Gadot and Eltek.

    Dr. NIMROD NOVIK, 64, has been a director of Ampal since September 19, 2006. Dr. Novik has been Senior Vice President of Merhav since 1995, responsible for Middle East projects (including the MIDOR petroleum refinery in Egypt and the EMG project for the export of Egyptian natural gas to Israel) as well as for corporate and government relations. He is a member of the board of EMG and of Channel 10 News Ltd. Dr. Novik is an advisor to the Israeli National Security Council as well as to several members of the Israeli cabinet, and a former Special Ambassador of the State of Israel as well as a former Chief Advisor on Foreign Policy to Israel’s Prime Minister and Minister of Foreign Affairs.

    YEHUDA KARNI, 81, has been a director of Ampal since August 16, 2002. Mr. Karni was a senior partner in the law firm of Firon Karni Sarov & Firon, from 1961 until his retirement in 2000.

    MENAHEM MORAG, 59, has been a director of Ampal since January 27, 2004. From 1996 to 1999, Mr. Morag was the Head of Finance and Budget at the Israeli Prime Minister’s office in Tel Aviv. From 1999 to 2001, Mr. Morag was the Controller and Ombudsman at the Israeli Prime Minister’s office in Tel Aviv. From 2001 to 2003, Mr. Morag was the Head of Human Resources Department at the Israeli Prime Minister’s office in Tel Aviv. Since 2003 until 2006, Mr. Morag served as the Head of the Council of the Pensioners Association of the Israeli Prime Minister’s office in Tel Aviv. Mr. Morag has also served as a director in Palram Industries from 2004 until 2006, and from 2005 until 2006 he was the CEO of Keren-Shemesh Foundation for the Encouragement of Young Entrepreneurs. Since 2006, Mr. Morag has served as a Deputy General Manager – Head of Resources Division of Union Bank of Israel Ltd. and as a director in several of the subsidiaries of Union Bank of Israel Ltd.

    DANIEL VAKNIN, 55, has been a director of Ampal since November 5, 2008. Since August 2007 Mr. Vaknin has served as Chief Executive Officer of Israel Financial Levers Ltd. From 2005 to 2007 Mr. Vaknin served as the Chief Executive Officer of Phoenix Investments and Finance Ltd. From 2004 to 2005 Mr. Vaknin served as the Vice Chief Executive Officer of I.D.B Development Company Ltd. Prior to that Mr. Vaknin was a Senior Partner at Kesselman & Kesselman CPA, a member firm of PricewaterhouseCoopers International Limited. Mr. Vaknin also serves as a Director of Macpell Industries Ltd., and its subsidiaries, and of SLS Sails Ltd.

    JOSEPH GEVA, 60, has been a director of Ampal since November 5, 2008. Since January 2001, Mr. Geva has been the Chief Executive Officer of Merhav Agro Ltd. Since 2001, Mr. Geva has served as a Director of Channel 10. Since 2007, Mr. Geva has been Co-Manager at a new energy project in Israel for producing electricity in Pumped Storage Station at the Gilboa Mountain in Israel.

    EREZ I. MELTZER, 53, has been a director of Ampal since November 5, 2008. Since November 2008, Mr. Meltzer has served as Chief Executive Officer of Gadot, a wholly owned subsidiary of Ampal. Mr. Meltzer also serves as a Director and Executive Vice Chairman of Gadot. Since 2009, Mr. Meltzer has been a director of Eltek. From 2006 to 2007, Mr. Meltzer was the Chief Executive Officer of Africa Israel Group. From 2002 to 2006, Mr. Meltzer was the President and Chief Executive Officer of Netafim Ltd. From 1999 to 2001, Mr. Meltzer was the President and Chief Executive Officer of CreoScitex. Mr. Meltzer serves as an External Director of Gaon Industries Ltd. and a Director of Ericom Software Ltd. Mr. Meltzer served as a colonel in the Israeli Defense Forces – Armored Corps. (reserves). Mr. Meltzer has been the Chairman of the Lowenstein Hospital Friends Association since 1999, and the honorary chairman of the Israeli Chapter of YPO (the Young Presidents Organization).

GIDEON WEINSTEIN, 67, has been a director of Ampal since November 9, 2009. Since 1989, Mr. Weinstein has been a Senior Vice President of Merhav. Since February 2008, Mr. Weinstein has served as a director of Gadot.

There are no family relationship between any of Ampal's directors and executive officers.

Q:	What happens if a nominee becomes unavailable for election?

In case any nominee should become unavailable for election to the Board for any reason, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute.

Q:	How long will each director serve?

Each director will serve for a term of one year and until his successor shall be elected and qualified.

Q:	What type of compensation do directors receive?

    Directors of Ampal (other than Mr. Maiman) received $2,000 per Board meeting attended.  Directors of Ampal also receive the same amount for attendance at meetings of committees of the Board, provided that such committee meetings are on separate days and on a day other than the day of a regularly scheduled Board meeting.

    For attending Audit Committee, Executive Committee and Special Committee meetings Mr. Karni, the Chairman of the Audit and the Special Committee, is entitled to $40,000 per year. Each of Mr. Vaknin and Mr. Morag are entitled to $30,000 per year, for attending Audit Committee and Special Committee meetings. Each of Messrs. Karni, Vaknin and Morag are additionally entitled to a fee of $2,000 each per Audit Committee Meeting attended.

    In connection with the formation of the Special Committee on October 28, 2004, the Company entered into an Indemnification and Compensation Agreement with each of Messrs. Karni and Morag.  The Company entered into the Indemnification and Compensation Agreement with Mr. Vaknin when he became a member of the Special Committee. In consideration for serving as a member of the Special Committee, the Company has agreed pursuant to the terms of the Indemnification and Compensation Agreement, among other things, to indemnify and hold harmless each Director with respect to his service on, and any matter or transaction considered by, the Special Committee to the fullest extent authorized or permitted by law.

    On November 9, 2009, the Board of Directors approved the grant, pursuant to the Company’s 2000 Incentive Plan, to Mr. Gideon Weinstein, of an option to purchase 180,000 shares of Class A Stock at an exercise price of $2.35 per share, vesting in sixteen equal quarterly installments.

    For information concerning compensation and option grants to Mr. Maiman and Mr. Meltzer, please see “Q:How are the Company’s executives compensated?” below.

Director Compensation For Fiscal Year Ended December 31, 2009

Name	Fees Paid in Cash ($)	Option(1)(2) Award ($)	Total ($)
Yehuda Karni	64,000	--	64,000
Menahem Morag	54,000	--	46,500
Leo Malamud	10,000	--	10,000
Dr. Yossi Yerushalmi	8,000	--	8,000
Dr. Nimrod Novik	8,000	--	8,000
Joseph Geva	10,000	--	10,000
Daniel Vaknin	52,000	--	52,000
Eitan Haber	8,000	1,332	9,332
Gideon Weinstein(3)	2,000	192,898	194,898

(1) Represents the grant date fair value in 2009 in accordance with ASC 718 for stock options. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 13 of our financial statements filed on Form 10-K for fiscal year 2009.

(2) At December 31, 2009, options to purchase the following numbers of shares of Class A Stock were outstanding and held by our directors (except for Mr. Maiman and Mr. Meltzer): 180,000 shares for Mr. Karni, 180,000 shares for Mr. Morag, 180,000 shares for Mr. Malamud, 180,000 shares for Mr. Yerushalmi, 180,000 shares for Mr. Novik, 180,000 shares for Mr. Geva, 180,000 shares for Mr. Vaknin, 132,021 shares for Mr. Haber and 180,000 shares for Mr. Weinstein.

(3) In fiscal year 2009, Mr. Weinstein was granted an option to purchase 180,000 shares of our Class A Stock, each with a grant date fair value of $2.35.

The following table sets forth certain information regarding stock options granted to purchase our Class A Stock to our directors during the fiscal year ended December 31, 2009

2009

Gideon Weinstein (1)	180,000

(1) Director since November 9, 2009.

Q:	Does the Company have directors and officer liability insurance?

Yes.  Effective January 29, 2010, the Company purchased directors and officers liability policies in the aggregate amount of $45,000,000 ($20,000,000 of which is for the sole benefit of directors and officers in the event that indemnification by the Company is unavailable to such individuals) issued by Chartis Insurance Company UK Limited, Axis Specialty Europe Limited and CVS.  The cost of the policies, which expire January 29, 2011, was $396,000.

Q:	Does the Board of Directors have any committees?

Yes.  The Board of Directors has the following standing committees: Audit Committee, Executive Committee and Stock Option and Compensation Committee.  The Board will elect new members to the committees following the Annual Meeting. The current members, activities and functions of the various committees are set forth below.

Director Independence

Because the Controlling Shareholder Group owns more than 50% of the voting power of the Company, the Company is deemed to be a “controlled company” under the rules of the NASDAQ Global Market.  As a result, the Company is exempt from the NASDAQ Global Market rules that require listed companies to have (i) a majority of independent directors on the Board, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect or recommend director nominees for selection by the Board.  The Company has an Audit Committee of the Board consisting of three independent directors as defined under the rules of the National Association of Securities Dealers, Inc. and the rules promulgated by the Securities and Exchange Commission. Other than the members of the Audit Committee, Messrs. Vaknin, Morag and Karni, there are no other independent directors that serve on the Board.

Code of Business Conduct and Ethics

The Company has adopted a (i) Code of Ethics for the Company’s Senior Financial Officers and (ii) Code of Conduct applicable to all of the Company’s employees and directors.  These codes are designed to both insure that the Company’s business is conducted in a consistently legal and ethical manner, and address specific areas of professional conduct, including conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company’s business.  Copies of the Company’s Code of Ethics for Senior Financial Officers and Code of Conduct are available on the Company’s website at www.ampal.com.

Communications Between Shareholders and the Board of Directors

Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Secretary at the following address: Ampal-American Israel Corporation, 555 Madison Avenue, New York, NY 10022.  Any such communication must state the number of shares beneficially owned by the shareholder making the communication.  The Company’s Secretary will forward such communication to the Board or to any individual director or directors to whom the communication is directed.

Policy Governing Director Nominations

As stated above, because the Controlling Shareholder Group owns more than 50% of the voting power in the Company, the Company is deemed to be a “controlled company” under the NASDAQ Global Market rules.  Because the Company is a “controlled company,” the Board has decided not to establish a separate nominating committee or implement formal rules that would govern director nominations from shareholders, and each member of the Board participates in the consideration of director nominees.  In the event of any vacancy on the Board, or in the event that the Board is to be expanded, the Board will determine at such time the appropriate procedures for filling the vacancy or additional position.  The Board may decide at such time to authorize a committee of the Board of Directors to conduct the search for a director and to recommend nominations to the full Board of Directors.

Minimum Qualifications.  The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NASDAQ Global Market and the SEC, as applicable.  Nominees for director will be selected on the basis of outstanding achievement in such person’s career; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to the Board duties.  While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Board believes that each director should have a basic understanding of (i) principal operational and financial objectives as well as plans and strategies of the Company, (ii) results of operations and financial condition of the Company and of any significant subsidiaries and investee companies, and (iii) the relative standing of the Company, its business segments and investee companies in relation to its competitors.

    The Board also may consider (i) whether a candidate would be deemed to be “independent” under the applicable laws, rules and regulations of the NASDAQ Global Market and the SEC, as applicable, (ii) whether the candidate’s existing business commitments would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director and (ii) the input of the Controlling Shareholder Group.

Audit Committee

    The Audit Committee currently consists of Messrs. Karni, Vaknin and Morag, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers’ and the rules promulgated by the SEC. The Board has determined that Messrs. Morag and Vaknin are “audit committee financial experts” for purposes of the rules promulgated by the SEC.  The Audit Committee held five meetings and did not act by written consent during the fiscal year ended December 31, 2009.

    The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Audit Committee also has the duty and responsibility of approving all transactions between the Company, on the one hand, and any officer, director, or affiliate thereof, on the other hand, or any transaction in which any officer, director or affiliate has a material interest.  A full description of the Audit Committee’s primary responsibilities is contained in the Audit Committee’s written charter, a copy of which was filed as Appendix A to the Company’s proxy statement for its annual meeting of shareholders in 2005 and is also available on the Company’s website at http://www.ampal.com.

Report of the Audit Committee

       To the Board of Directors of Ampal-American Israel Corporation:

       We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2009.

       We have discussed with Kesselman & Kesselman the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

       We have received the written disclosures and the letter from Kesselman & Kesselman required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with them their independence from the Company and management.

       Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009.

AUDIT COMMITTEE Yehuda Karni, Chairman Daniel Vaknin Menahem Morag

Executive Committee

The Executive Committee meets as necessary between regularly scheduled meetings of the Board and, consistent with certain statutory limitations, exercises all authority of the Board.  During the fiscal year ended December 31, 2009, the Executive Committee of the Board was composed of the following individuals: Yosef A. Maiman, Leo Malamud, Dr. Joseph Yerushalmi and Yehuda Karni.

The Executive Committee held no meetings and did not act by written consent during the fiscal year ended December 31, 2009.

Stock Option and Compensation Committee

The Stock Option and Compensation Committee administers the Company’s stock option plans and other option grants and determines the Company’s policies regarding certain compensation of Yosef A. Maiman.  During the fiscal year ended December 31, 2009 the members of the Stock Option and Compensation Committee were Yehuda Karni, Daniel Vaknin and Menahem Morag, each of whom is an independent director as defined under the rules of the NASDAQ Global Market and the SEC.  The Stock Option and Compensation Committee held one meeting and acted once by written consent during the fiscal year ended December 31, 2009.

In light of the fact that the Company is a “controlled company” under the rules of NASDAQ and the fact that Mr. Yosef A. Maiman is the Chief Executive Officer of Ampal, , the Board decided, as follows: The Stock Option and Compensation Committee will be responsible for (i) administering the Option Plans and determining the officers and key employees who are to be granted options under the Option Plans and the number of shares subject to such options and (ii) determining the annual base salary and non-equity based annual bonus for Mr. Maiman in his capacity as Chairman, President and Chief Executive Officer; Mr. Maiman will be responsible for (i) determining the annual base salary and non-equity based annual bonuses for all executive officers (other than the Chief Executive Officer) and for (ii) recommending to the Board director compensation and benefit programs. Mr. Maiman also may attend and participate in meetings of the Stock Option and Compensation Committee.

    No outside compensation consultant is engaged by the Company at this time, although the Company may elect to do so in the future.

Compensation Committee Report

The Stock Option and Compensation Committee and Yosef A. Maiman have reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b) with management.  Based on the review and discussions referred to in the preceding sentence, the Stock Option and Compensation Committee and Yosef A. Maiman recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

STOCK OPTION AND COMPENSATION COMMITTEE Yehuda Karni, Chairman Daniel Vaknin Menahem Morag Yosef A. Maiman (not a member of the committee)

Compensation Committee Interlocks and Insider Participation

 The current members of the Stock Option and Compensation Committee are Mr. Yehuda Karni, Mr. Daniel Vaknin and Mr. Menahem Morag, none of whom is an officer or employee or former officer or employee of the Company. During 2009, no executive officer of the Company served on the compensation committee or the Board of Directors of another entity whose executive officer(s) served on the Company’s Stock Option and Compensation Committee or the Board of Directors.

  Effective as of September 19, 2006, the Board determined that Mr. Yosef A. Maiman, our President and CEO, shall be responsible for (i) determining the annual base salary and non-equity based annual bonuses for all executive officers (other than the Chief Executive Officer) and for (ii) recommending to the Board director compensation and benefit programs. The Stock Option and Compensation Committee shall continue to be responsible for (i) administering the Option Plans and determining the officers and key employees who are to be granted options under the Option Plans and the number of shares subject to such options and (ii) determining the annual base salary and non-equity based annual bonus for Mr. Maiman in his capacity as Chairman, President and Chief Executive Officer. Mr. Maiman also may attend and participate in meetings of the Stock Option and Compensation Committee.

Special Committee of the Board

On October 28, 2004, the Board formed a Special Committee of the Board which is now composed of Mr. Yehuda Karni, Mr. Daniel Vaknin and Mr. Menahem Morag, each of whom is an independent director. The Special Committee held four meetings and did not act by written consent during the fiscal year ended December 31, 2009.

The Board appointed the Special Committee of independent directors to consider alternatives available to the Company to maximize shareholder value.  The Special Committee was formed in response to a suggestion from Mr. Yosef A. Maiman, Chairman of the Board and member of the Controlling Shareholder Group, that he is reviewing his alternatives with regard to his investment in the Company.  The Special Committee reviews and approves transactions with any related party.

Q:	Did all directors attend all of the Board and Committee meetings in 2009?

Other than Dr. Joseph Yerushalmi, all directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board held during the fiscal year ended December 31, 2009 for which such individual was a director and (2) the total number of meetings held by all committees of the Board on which such individual served in the fiscal year ended December 31, 2009 (during the period of such service).  In total, the Board held 4 regularly scheduled meetings during the fiscal year ended December 31, 2009 and acted 4 times by written consent during the fiscal year ended December 31, 2009.

Although the Company has no formal policy requiring director attendance at the Company’s Annual Meeting, the Chief Executive Officer, who is currently the Chairman of the Board of Directors is encouraged to attend the Annual Meeting.  The other members of the Board of Directors are welcome to attend the Annual Meeting.  Last year, 10 directors attended the Company’s 2009 annual meeting of shareholders.

Board Leadership Structure and Risk Oversight

           The Board of Directors believes that combining the Chairman of the Board of Directors and Chief Executive Officer positions is the appropriate board leadership structure for the Company.  The Board of Directors believes that the Chief Executive Officer is most knowledgeable about the Company’s business and corporate strategy and is in the best position to the lead the Board of Directors.  Mr. Maiman, the Chairman and Chief Executive Officer, is also a member of the Controlling Shareholder Group.  Because the Company is a “controlled company” under the rules of the NASDAQ Global Market, it does not have a majority of independent directors, and it also does not have a lead director.

    The Board of Directors as a whole is responsible for risk oversight for the Company. The Board of Directors risk oversight process builds upon management assessment of the Company’s risks and processes for managing and mitigating such risks. At meetings of our Board of Directors, the executive officers of the Company address and discuss with our Board of Directors risks of the Company and the manner in which the Company manages or mitigates its risks. While our Board of Directors has the ultimate responsibility for risk oversight for the Company, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, the Audit Committee focuses on financial reporting risks and related controls and procedures.  The Special Committee and/or the Audit Committee have oversight of and assess risks associated with related party transactions.  The Stock Option and Compensation Committee and Mr. Maiman strive to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors seeks shareholder ratification of the Audit Committee’s appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.  The Board has not determined what action, if any, would be taken should the appointment of Kesselman & Kesselman not be ratified at the Annual Meeting.

Q:
What were the aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s independent registered public accounting firm in relation to the Company and its subsidiaries?

    AUDIT FEES. The fees of Kesselman & Kesselman for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q were $679,677 and $707,750, respectively.

    AUDIT-RELATED FEES.  Kesselman & Kesselman’s fees for audit related services for the fiscal years ended December 31, 2009 and December 31, 2008 were $394,935 and $331,353, respectively.

    TAX FEES. Kesselman & Kesselman’s tax fees for the fiscal years ended December 31, 2009 and December 31, 2008, were $249,242 and $232,889, respectively.

    ALL OTHER FEES. Kesselman & Kesselman’s fees for other services for the fiscal years ended December 31, 2009 and December 31, 2008, were $10,867 and $0, respectively.

    All of the services provided to Ampal by our principal accounting firm described above under the captions “Audit Fees”, “Tax Fees” and “All Other Fees” were approved by Ampal’s Audit Committee. The Audit Committee has determined that the rendering of professional services described above by Kesselman & Kesselman is compatible with maintaining the auditor’s independence.

Q:	What are the Audit Committee pre-approval policies and procedures?

    The Company’s Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent auditors based on policies and procedures developed by the Audit Committee from time to time. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

    Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE COMPANY’S EXECUTIVE OFFICERS

Q:	Who are the Company’s executive officers?

Executive officers are elected annually by the Board of Directors.  The persons appointed by the Board of Directors to serve as executive officers are described below.  The descriptions of Mr. Maiman, Chairman of the Board of Directors of Ampal and the Chief Executive Officer and President of Ampal, and Mr. Meltzer, Vice Chairman and CEO of Gadot, can be found above with the descriptions of the nominees for the Board.  The following are descriptions of the executive officers, other than Mr. Maiman and Mr. Meltzer, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

    IRIT ELUZ, 43, has been the Chief Financial Officer and Senior Vice President – Finance and Treasurer since October 2004. From May 2002 until October 2004, Ms. Eluz was Chief Financial Officer and Vice President – Finance and Treasurer. Ms. Eluz serves as a Director of Gadot. Since July 2006, Ms. Eluz has been an External Director of Kamor Ltd. From January 2000 until April 2002, Ms. Eluz was the Associate Chief Financial Officer of Merhav. From June 1995 until December 1999, Ms. Eluz was the Chief Financial Officer of Kamor Group.

    YORAM FIRON, 41, has been Secretary and Vice President – Investments and Corporate Affairs since May 2002. From 1998 until 2002, Mr. Firon was a Vice President of Merhav and before that a partner in the law firm of M. Firon & Co.

    AMIT MANTSUR, 40, has been Vice President – Investments since March 2003. Since August 2006 Mr. Mantsur has been an External Director of Valor Computerized Systems Ltd. From September 2000 until December 2002, Mr. Mantsur served as Strategy & Business Development Manager at Alrov Group. From February 1997 until September 2000, Mr. Mantsur was a projects manager at the Financial Advisory Services of KPMG Somekh Chaikin. Since 2009, Mr. Mantsur has served as a director of Eltek.

    ZAHI BEN-ATAV, 36, joined Ampal on April 1, 2008, and on May 15, 2008, was appointed as Ampal’s Vice President – Accounting and Controller. From November 2005 until March 2008, Mr. Ben-Atav served as a controller at Celltick Technologies Ltd. (a software developer of content marketing on mobile devices). From November 2003 until November 2005, Mr. Ben-Atav was a controller at ClearForest Ltd. (a software developer of text analytics solutions). From January 2000 until November 2003, Mr. Ben-Atav was working as a senior manager at the accounting firm of PWC – Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited.

    STELLA HANDLER, 49, has joined Ampal on February 1, 2010, and serves as chief executive officer of 012 Smile Telecom Ltd., a wholly owned subsidiary of Ampal from that date. From January 2007 until January 2010, Ms. Handler has served as chief executive officer of 012 Smile.Communications Ltd. (NASDAQ and TASE; SMLC). Prior thereto and from 1997, Ms. Handler was employed by 012 Golden Lines and served as its chief executive officer from 2002. From 1992 to 1997, Ms. Handler served as the Head of Subsidiary Companies Division of Bezeq The Israel Telecommunication Corp. Ltd., responsible for control, management and operations of all subsidiary companies.

Q:	How are the Company’s executives compensated?

Objectives of Compensation Program

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company, and the other three most highly compensated executive officers of the Company. These individuals are referred to as the “Named Executive Officers” in this Report.

The objectives of our compensation program are (i) to attract and retain qualified personnel in the Israeli marketplace, (ii) to provide incentives and rewards for their contributions to the Company, and (iii) to align their interests with the long-term interests of the Company’s shareholders.

Our Named Executive Officers compensation has three primary components: salary, an annual cash incentive bonus and stock option awards. In addition, we provide our Named Executive Officers with benefits that are generally available to our salaried employees.

We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with a broad spectrum of companies in Israel and in the United States.

Due to the small size of our executive team and the need to tailor each Named Executive Officer’s compensation package for retention and recruitment purposes, we have not adopted any formal policies or guidelines for allocating compensation between long term and currently payable compensation, between cash and non cash compensation or among different forms of compensation (except for Mr. Meltzer – see also "Compensatory arrangement with certain officer" below).

Responsibilities

The Compensation Committee is composed of independent directors as defined under the rules of NASDAQ and the SEC. The Compensation Committee does not operate pursuant to a written charter.

The Compensation Committee is responsible for (i) administering the Option Plans and determining the officers and key employees who are to be granted options under the Option Plans and the number of shares subject to such options and (ii) determining the annual base salary and non-equity based annual bonus for Mr. Maiman in his capacity as Chairman, President and Chief Executive Officer.

Mr. Maiman is responsible for (i) determining the annual base salary and non-equity based annual bonuses for all executive officers (other than the Chief Executive Officer) and for (ii) recommending to the Board directors compensation and benefit programs. Mr. Maiman also may attend and participate in meetings of the Compensation Committee.

No outside compensation consultant is engaged by the Company at this time, although the Company may elect to do so in the future.

Elements of Compensation

The material elements of the Company’s executive compensation program for Named Executive Officers includes three primary components: salary, an annual cash incentive bonus and stock option awards. In addition, we provide our Named Executive Officers with benefits that are generally available to our salaried employees.

Base Salary

We set our salaries for our Named Executive Officers generally based on what we believe enables us to hire and retain individuals in the competitive environment in Israel and rewards individual performance and the contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies in Israel and in the United States with which we believe we generally compete for talent. There are no formal guidelines or formulas used by us to determine annual base salary for our Named Executive Officers, as annual salary determinations are made on a case by case basis from year to year to react to compensation market trends in Israel and to take into account the Named Executive Officer’s performance. Additionally, stock price performance has not been a factor in determining annual compensation because the price of the Company’s common stock is subject to a variety of factors outside our control. Our approach to annual base salary is designed to retain our Named Executive Officers so that they will continue to operate at high levels in the best interests of the Company.

Determinations for annual base salary for the fiscal year ended December 31, 2009, were made by the Compensation Committee regarding Mr. Maiman and by Mr. Maiman regarding other executive officers.

Annual Cash Incentive Bonus Compensation

The non-equity based annual bonus compensation is based on each Named Executive Officer’s individual performance for the Company over the fiscal year, which is measured in terms of overall effort, performance and contribution to the Company. In 2009, we considered the performance of our Named Executive Officers with respect to certain material transactions during the year and allocated an amount among the Named Executive Officers who were involved in those special efforts. We take into account the amount of annual base salary paid to each Named Executive Officers in determining such Named Executive Officers’ non-equity based annual bonus compensation. Determinations for non-equity based annual bonus compensation for the fiscal year ended December 31, 2009 were made by Mr. Maiman.

Long-Term Equity Incentive Compensation

At this time, we do not award long-term equity incentive compensation to our Named Executive Officers on an annual basis, however we may elect to award this form of compensation in the future. Following the April 2002 acquisition by Y.M. Noy Investments Ltd. of a controlling interest in the Company, we awarded long-term equity incentive compensation in April 2002 to provide the new management team with incentives aligned with shareholder interests and in December 2004, in recognition of the Named Executive Officers’ assistance to a Special Committee of the Board of Directors that had been appointed to consider alternatives available to the Company to maximize shareholder value. In December 2006, the Stock Option Committee granted Mr. Maiman an option to acquire 250,000 shares of our Class A Stock for his service as Chairman of the Board. The amount of this award was consistent with the amount of the option grant previously awarded to Mr. Maiman in August 2002, which became fully vested in August 2006.

On December 8, 2008, the Compensation Committee and the Board of Directors approved the repricing of outstanding options to purchase, in the aggregate, 2,270,000 shares of Ampal’s Class A Stock, which were previously granted to ten of the Company’s current employees, executive officers and directors pursuant to the 2000 Plan, including the Named Executive Officers.  The Compensation Committee and the Board of directors believed that, as a result of the outstanding options having exercise prices well above the then recent trading price of Class A Stock, the outstanding options were no longer achieving the purposes for which they were intended and that it was in the best interest of the Company to reprice the outstanding options in order to provide adequate incentives to the option holders. See “Stock Option Plans” below.

On March 8, 2010, the Stock Option and Compensation Committee approved the grant to the following executive officers of options to purchase, in the aggregate, 730,000 shares of Class A Stock, pursuant to the Company’s 2000 Incentive Plan: (i) to Yosef A. Maiman, Options to purchase 340,000 shares of Class A Stock; (ii) to Irit Eluz, Options to purchase 205,000 shares of Class A Stock; and (iii) to Amit Mantsur, Options to purchase 185,000 shares of Class A Stock.  The Options have a ten year term beginning on the date of grant and vest in sixteen equal quarterly installments.  The exercise price of the Options is $2.95 per share.

While our current policy is to award option grants to our executive officers and directors, the awards granted under the Option Plans may be in the form of options, restricted stock, dividend equivalent awards and/or stock appreciation rights. There are no formal guidelines or formulas used by us to determine equity compensation awards for our Named Executive Officers.

As stated above, the Compensation Committee is responsible for determining long-term equity incentive compensation in accordance with the Option Plans. Such determinations are made in consultation with Mr. Maiman and other executive officers from time to time.

Compensatory arrangement of certain officer

On November 1, 2008, Erez I. Meltzer was appointed Chief Executive Officer of Gadot Chemical Tankers and Terminals Ltd. (“Gadot”), a wholly-owned subsidiary of Ampal. On April 13, 2009, Mr. Meltzer entered into an employment agreement with Gadot, dated as of April 13, 2009 (the “Agreement”). Pursuant to the Agreement, Mr. Meltzer will be entitled to a monthly salary of NIS 157,625 (approximately $37,782) (the “Base Salary”) and an annual bonus equal to 2% of the pre-tax annual operating profit for Gadot, as determined under International Financial Reporting Standards rules.

Pursuant to the Agreement, Gadot will grant Mr. Meltzer options to purchase 3,565,228 shares of capital stock of Gadot (the “Options”), representing approximately 5% of Gadot’s outstanding shares, which shall vest as follows: Options for 376,336 shares are immediately vested and, Options for 227,778 shares shall vest at the end of each calendar quarter. The Options shall expire on the date (the “Option Expiration Date”) which is earlier of (x) April 12, 2014 or (y) 90 days after the termination of Mr. Meltzer’s employment. Mr. Meltzer may exercise such Options only upon the occurrence of: (i) the public issuance of shares of capital stock of Gadot; (ii) a merger between Gadot and another company, provided that such company did not control Gadot prior to the merger; (iii) a change of control of Gadot; or (iv) the cessation of Gadot’s commercial activities (each an “Entitling Transaction”). The exercise price of the Options shall be a price per share equal to NIS 488,179,254 (approximately $117,013,244) divided by the number of shares of Gadot outstanding as of the date of the Agreement (the “Exercise Price”).

At any time prior to the Option Expiration Date, Mr. Meltzer shall have the option (the “Put Option”) to sell to Gadot the vested Options for an amount equal to the Current Price per share less the Exercise Price. “Current Price” is based on a valuation of Gadot using a fixed multiple of EBITDA less the net sum of certain financial obligations (as more specifically set forth in the Agreement).

If an Entitling Transaction occurs before October 30, 2012, the Put Option price per share will be the higher of the Current Price or the share price as valued in the Entitling Transaction. Beginning on the date of the initial exercise of a Put Option through the second anniversary of the Option Expiration Date, if and when Gadot generally pays a dividend, Gadot shall pay Mr. Meltzer an amount equal to the dividends that would have been paid on the number of shares covered by the Options sold to Gadot pursuant to the exercise of his Put Option as if Mr. Meltzer still owned such shares. If no Entitling Transaction has occurred by the Option Expiration Date, then Gadot shall be entitled to purchase from Mr. Meltzer all of the vested Options that have not been sold pursuant to the Put Option for an amount equal to the Current Price less the Exercise Price.

Under the Agreement, Mr. Meltzer shall be entitled to sick leave and a certain number of paid vacation days, as well as the use of a car, mobile phone, telephone expenses, and stipends for traveling out of the country from time to time, each to be paid for by Gadot. In addition, Mr. Meltzer shall be entitled to certain severance, retirement and other benefits that are customary in Israel for employees in comparable positions and which shall be provided for in part by contributions made by Gadot and in part by contributions made by Mr. Meltzer.

Perquisites

As is customary in Israel, we provide each Named Executive Officer with the use of a car, mobile phone, one meal per day, telephone expenses, economic newspapers, and stipends for traveling out of the country from time to time. The value of the specific car an employee receives varies according to his or her pay grade within the Company.

Additionally, consistent with practice in the Israeli marketplace, the Company reimburses the Named Executive Officers for a portion of the taxes associated with the use of the car and mobile phone.

Severance and Change of Control Benefits

Israeli labor laws and agreements require payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances, including retirement. The Company’s severance pay is calculated based upon length of service and the latest monthly base salary (one month’s salary for each year worked). Severance pay is paid from a fund into which the Company contributes up to 8 1/3% of the employee’s base salary each month, in accordance with Israeli law and the customary practice in Israel. The Company’s liability for severance pay pursuant to Israeli law is partly offset by insurance policies, where the Named Executive Officers are the beneficiaries of such insurance policies.

In addition to the above the Named Executive Officers are eligible to participate in a Pension Plan in which both the employee and the Company contribute up to 5% of the employee’s base salary each month. The Named Executive Officers are eligible to receive the fund upon termination of employment, including retirement.

In addition to the above benefits, each of the employment agreements of certain executive officers provide that such executive officer shall receive an additional payment of six months’ salary (together with all related benefits for the six month period including social benefits, use of a vehicle, mobile telephone and any other rights accompanying the executive officer’s employment by the Company) in the event (i) of a change of control of Ampal and (ii) such executive officer’s employment is terminated within six months from the date of the change of control of Ampal. These arrangements were designed to provide these key employees with an additional benefit consistent with Israeli practice for employees in comparable positions.

Pursuant to the terms of the employment agreements of each of the certain executive officers, following the termination of employment, such executive officers shall not be involved, directly or indirectly, with any business or entity that is in the field of the Company’s activities and/or is in direct competition in the field of the Company’s activities for a period of six months following the termination of employment. Furthermore, during the term of employment at the Company and for a period of twenty four months following the termination of employment, each of these executive officers shall abstain from providing services in any manner whatsoever, including consulting services, either paid or not paid, to any business or occupation in which the Company was involved.

Education Fund

The Named Executive Officers are eligible to participate in an education fund in which both the employee and the Company contribute up to 2.5% and 7.5% respectively of the employee’s base salary each month. The Named Executive Officers are eligible to receive the fund upon termination of employment, including retirement. The education fund contribution, which is customary in Israel, can be used by the Named Executive Officers at any time for professional education and every 6 years for any other purpose. As is customary in Israel, the Company also reimburses the Named Executive Officers for taxes associated with Company contributions to this fund beyond the maximum contributed amount allowed according to the Israel Tax law.

Vacation Provision and Recreation Pay

The Named Executive Officers are eligible to take one month vacation per year. Additionally, pursuant to Israeli employment laws, each Named Executive Officer is entitled to a certain amount of recreation pay to be used for any other purpose. Each Named Executive Officer is entitled to receive 13 days of recreation pay, which amounts to approximately $1,690 on an annual basis.

Stock Ownership and Retention Guidelines

The Company does not have any stock ownership or retention guidelines or policies.

Summary Compensation Table
For Fiscal Year Ended December 31, 2009

The following table sets forth all of the compensation awards to our Named Executive Officers for the year ended December 31, 2009.

Name and Principal Position	Year	Salary(9)	Bonus(9)	Option Awards (9)(10)	All Other Compensation (7)(9)		Total(9)
		$	$	$	$		$
Yosef A. Maiman (1) Chairman of the Board, President and CEO	2009	1,071,794	1,006,623	--	168,865		2,247,282
	2008	1,028,812	979,484	166,357	242,985		2,417,638
	2007	890,344	1,092,044	--	24,272		2,006,660

Irit Eluz (2) (8) CFO – SVP Finance & Treasurer	2009	357,265	905,960	--	124,432		1,387,657
	2008	342,937	824,829	110,715	156,107		1,434,588
	2007	304,989	832,033	--	105,368		1,242,390

Yoram Firon (3) (8) Secretary, Vice President Investments	2009	241,060	75,497	--	93,945		410,502
	2008	239,348	77,328	79,536	122,947		519,159
	2007	227,470	182,007	--	86,153		495,530

Amit Mantsur (4) Vice President Investments	2009	172,185	100,000	--	78,220		350,405
	2008	170,963	61,862	40,337	89,762		362,924
	2007	155,486	62,402	--	55,236		273,124
Zahi Ben-Atav (5) Vice President Accounting and Controller	2009	103,311	30,199	--	51,598		185,108
	2008	71,015	--	19,095	28,406		118,516

Erez I. Meltzer (6) Vice Chairman and CEO of Gadot	2009	514,553	476,821	331,535	136,282	(11)	1,459,191
	2008	187,322	100,000	85,926	2,000	(12)	375,248

(1) Mr. Maiman has been employed by Ampal since April 25, 2002 as Chairman of the Board; On September 19, 2006 Mr. Maiman was appointed as the President and CEO of Ampal.

(2) Ms. Eluz has been employed by Ampal since April 25, 2002.

(3) Mr. Firon has been employed by Ampal since April 25, 2002.

(4) Mr. Mantsur has been employed by Ampal since February 2, 2003.

(5) Mr. Ben-Atav has been employed by Ampal since April 1, 2008.

(6) Mr. Meltzer has been employed by Gadot since November 1, 2008.

(7) Comprised of the Company's contribution in Israel pursuant to: (i) pension plan (ii) education fund (iii) use of car (iv) use of mobile (v) final account settlement (vi) redemption of vacation provision and (vii) reimbursed for the payment of taxes.

(8) Eligible to receive an additional payment of up to six months salary (i) in the event of a change of control of the Company and (ii) such executive officer’s employment is terminated within six months from the date of the change of control of the Company.

(9) All cash compensation is paid in New Israeli Shekels. The amounts in the table are converted from the NIS to U.S. dollars based on the exchange rate of 3.775 for 2009, which represents the exchange rate as of December 31, 2009, of 3.8020 for 2008, which represents the exchange rate as of December 31, 2008 and of 4.0355 for 2007, which represents the exchange rate as of December 31, 2007.

(10) Represents the grant date fair value in accordance with ASC 718 for stock options. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 13 of our financial statements filed on Form 10-K for fiscal year 2009.

(11) Of such amount, for services as director, $6,000  was paid in cash.

(12) The amount was paid in cash for services as director.

Outstanding Equity Awards
For Fiscal Year Ended December 31, 2009

Option Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Yosef A. Maiman(1)	437,500	(2)	62,500	1.17	December 7, 2018
Irit Eluz(1)	358,500	(3)	--	1.17	December 7, 2018
Yoram Firon(1)	258,500	(3)	--	1.17	December 7, 2018
Amit Mantsur(1)	73,000	(3)	--	1.17	December 7, 2018
Zahi Ben-Atav	10,000	(4)	30,000	1.17	December 7, 2018
Erez I. Meltzer	45,000	(5)	135,000	1.17	December 7, 2018

(1) The underlying securities reflect the repricing of Ampal’s outstanding options to ten employees, which was approved by the Compensation Committee and the Board of Directors on December 8, 2008. For further information, see “Stock Option Plans” below.

(2) 437,500 shares were vested and exercisable as of December 31, 2009. The remaining 62,500 shares vest and become exercisable, in installments of 15,625 shares, beginning on March 12, 2010 and thereafter on the 12th day of the month of each subsequent three-month period until and including December 12, 2010.

(3) All vested and exercisable as of December 8, 2008.

(4) 10,000 shares were vested and exercisable as of December 31, 2009.  The remaining 30,000 shares shall vest and become exercisable, in installments of 2,500 shares, beginning on March 8, 2010 and each three month anniversary thereafter.

(5) 45,000 shares were vested and exercisable as of December 31, 2009.  The remaining 135,000 shares shall vest and become exercisable, in installments of 11,250 shares, beginning on March 8, 2010 and each three month anniversary thereafter.

Q:           What other benefits does the Company provide for its employees?

On February 15, 2000, the Compensation Committee approved an Incentive Plan (“2000 Plan”), under which the Company has reserved 4 million shares of Class A Stock, permitting the granting of options to all employees, officers and directors. The 2000 Plan was approved by the Board of Directors at a meeting held on March 27, 2000 and was approved by a majority of the Company’s shareholders at the June 29, 2000 annual meeting of shareholders.

On December 8, 2008, the Compensation Committee and the Board of Directors approved the repricing of outstanding options to purchase, in the aggregate, 2,270,000 shares of Ampal’s Class A Stock, which were previously granted to ten of the Company’s current employees, executive officers and directors pursuant to the 2000 Plan. The outstanding options had been originally issued with exercise prices ranging from $3.12 to $5.35 per share, which represented the then current market prices of Class A Stock on the dates of the original grants. The repricing was effected by canceling the outstanding options, and granting to each holder of cancelled outstanding options a new option, with a ten year term, to purchase the total number of shares of Class A Stock underlying such cancelled outstanding options, at an exercise price equal to $1.17 per share, the closing price of Class A Stock on NASDAQ on December 5, 2008, the most recent closing price prior to the approval by the board and the committee. The repriced options maintain the vesting schedule of the cancelled outstanding options.

On November 9, 2009, the Board of Directors approved the grant of 180,000 options to Mr. Weinstein with an exercise price of $2.35 per share.

On March 8, 2010, the Stock Option and Compensation Committee approved the grant to the following executive officers of options to purchase, in the aggregate, 730,000 shares of Class A Stock, pursuant to the Company’s 2000 Plan: (i) to Yosef A. Maiman, options to purchase 340,000 shares of Class A Stock; (ii) to Irit Eluz, options to purchase 205,000 shares of Class A Stock; and (iii) to Amit Mantsur, options to purchase 185,000 shares of Class A Stock.  The options have a ten year term beginning on the date of grant and vest in sixteen equal quarterly installments.  The exercise price of the options is $2.95 per share.

The 2000 Plan remains in effect , with respect to any equity award granted under the 2000 Plan, for a period of ten years from the date of the grant of such equity award, however, the Company may not make any other equity awards under the 2000 Plan after March 26, 2010.. As of December 31, 2009, 3,053,001 options of the 2000 Plan are outstanding.

The options granted under the 2000 Plan may be either incentive stock options, at an exercise price to be determined by the Compensation Committee but not less than 100% of the fair market value of the underlying options on the date of grant, or non-incentive stock options, at an exercise price to be determined by the Compensation Committee. The Compensation Committee may also grant, at its discretion, “restricted stock,” “dividend equivalent awards,” which entitle the recipient to receive dividends in the form of Class A Stock, cash or a combination of both and “stock appreciation rights,” which permit the recipient to receive an amount in the form of Class A Stock, cash or a combination of both, equal to the number of shares of Class A Stock with respect to which the rights are exercised multiplied by the excess of the fair market value of the Class A Stock on the exercise date over the exercise price. The options granted under the 2000 Plan were granted either at market value or above.

Under the 2000 Plan, all granted but unvested options become immediately exercisable upon the occurrence of a change in control of the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Equity Compensation Plan Information(1)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,053,001	1.29	946,999 (2)

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,053,001	1.29	946,999 (2)

(1)           All information provided as of December 31, 2009.

(2)           Although, as of December 31, 2009, the number of securities remaining available for future issuance under the 2000 Plan is 946,999, the Company may not make any other equity awards under the 2000 Plan after March 26, 2010.

Q:	Who are Ampal’s principal shareholders?

    The following table sets forth information as of March 17, 2010, as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding series of voting securities of Ampal. As of March 17, 2010, there were 56,133,764 (not including treasury shares) shares of Class A Stock of Ampal outstanding.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Outstanding Shares of Class A Stock

Di-Rapallo Holdings Ltd., of 33 Havazelet Hasharon St., Herzliya, Israel	Class A Stock	9,650,132	(1)	17.19%

De-Majorca Holdings Ltd., of 33 Havazelet Hasharon St., Herzliya, Israel	Class A Stock	18,850,153	(2)	33.58%

Yosef A. Maiman of 33 Havazelet Hasharon St. Herzliya, Israel	Class A Stock	34,997,033	(1)(2)(3)	61.85%

Ohad Maiman of 33 Havazelet Hasharon St., Herzliya, Israel	Class A Stock	28,500,285	(1)(2)	50.77%

Noa Maiman, of 33 Havazelet Hasharon St., Herzliya, Israel	Class A Stock	28,500,285	(1)(2)	50.77%

Yoav Maiman, of 33 Havazelet Hasharon St., Herzliya, Israel	Class A Stock	28,500,285	(1)(2)	50.77%

Merhav M.N.F. Ltd., of 33 Havazelet Hasharon St., Herzliya, Israel	Class A Stock	6,043,623	(4)	10.77%

Clal Finance Ltd. and Clal Insurance Enterprises Holdings Ltd. 37 Menachem Begin St., Tel-Aviv 65220, Israel	Class A Stock	3,699,231	(5)	6.59%

(1)
Consists of 9,650,132 shares of Class A Stock held directly by Di-Rapallo. Yosef A. Maiman owns 100% of the economic shares and one-fourth of the voting shares of Di-Rapallo. In addition, Mr. Maiman holds an option to acquire the remaining three quarters of the voting shares of Di-Rapallo (which are currently owned by Ohad Maiman, Noa Maiman and Yoav Maiman, the son, daughter and son, respectively, of Mr. Maiman).

(2)
Consists of 18,850,153 shares of Class A Stock held directly by De-Majorca. Yosef A. Maiman owns 100% of the economic shares and one-fourth of the voting shares of De-Majorca. In addition, Mr. Maiman holds an option to acquire the remaining three quarters of the voting shares of De-Majorca (which are currently owned by Ohad Maiman, Noa Maiman and Yoav Maiman, the son, daughter and son, respectively, of Mr. Maiman).

(3)
Includes 453,125 shares of Class A Stock underlying options which are currently exercisable or exercisable within 60 days of March17, 2010, by Mr. Maiman and 6,043,623 shares of Class A Stock held directly by Merhav. Yosef A. Maiman owns 100% of Merhav.

(4)	Yosef A. Maiman owns 100% of Merhav.

(5)
Consists of 215,287 shares of Class A Stock beneficially owned by Clal Finance Ltd. (“Clal Finance”), none of which are held for its own account; and 3,483,944 shares of Class A Stock beneficially owned by Clal Insurance Enterprises Holdings Ltd. (“Clal”), of which (i) 3,144,878 shares of Class A Stock are held for members of the public through, among others, provident funds and/or mutual funds and/or pension funds and/or index-linked securities and/or and insurance policies, which are managed by subsidiaries of Clal, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, (ii) 182 shares of Class A Stock are held by unaffiliated third-party client accounts managed by Clal Finance Batucha Investment Management Ltd. (“CFB”) as portfolio managers, each of which subsidiaries operates under independent management and makes investment decisions independent of Clal and has no voting power in such client accounts, and (iii) 554,171 shares of Class A Stock are beneficially held for its own account.

Clal Finance is a majority owned subsidiary of Clal. Through Clal Finance’s wholly owned subsidiary, CFB, Clal may be deemed to beneficially own 182 shares of Class A Stock (the “CFB Shares”). Clal may be deemed to beneficially own an aggregate of 3,483,944 shares of Class A Stock (the “Clal Shares”). The CFB Shares are included in the Clal Shares. Clal is a majority owned subsidiary of IDB Development Corporation Ltd., an Israeli public corporation (“IDB Development”). By reason of IDB Development’s control of Clal, IDB Development may be deemed to be the beneficial owner of, and to share the power to vote and dispose of, the shares of Class A Stock owned beneficially by Clal. IDB Development is a majority owned subsidiary of IDB Holding Corporation Ltd., an Israeli public corporation (“IDB Holding”). By reason of IDB Holding’s control (through IDB Development) of Clal, IDB Holding may be deemed beneficial owner of, and to share the power to vote and dispose of, the shares of Class A Stock owned beneficially by Clal. Mr. Nochi Dankner, Mrs. Shelly Bergman, Mrs. Ruth Manor and Mr. Avraham Livnat may, by reason of their interests in, and relationships among them with respect to, IDB Holding, be deemed to control the corporations referred to in this footnote. By reason of the control of IDB Holding by Nochi Dankner, Shelly Bergman, Ruth Manor and Avraham Livnat, and the relations among them, Nochi Dankner, Shelly Bergman, Ruth Manor and Avraham Livnat may each be deemed beneficial owner of, and to share the power to vote and dispose of, the shares of Class A Stock owned beneficially by Clal.

The information regarding the holdings of Clal Finance and Clal, and the beneficial ownership thereof, is based upon a Schedule 13G/A filed by Clal with the SEC on February 16, 2010.

Q:	What percentage of Class A Stock do the directors and officers own?

Security Ownership of Management

The following table sets forth information as of March 17, 2010 as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director and named executive officer of Ampal listed in the Summary Compensation Table above and by all directors and named executive officers of Ampal as a group. All ownership is direct unless otherwise noted. The table does not include directors or named executive officers who do not own any such shares:

Name	Number of Shares and Nature of Beneficial Ownership of Class A Stock		Percent of Outstanding Shares of Class A Stock

Yosef Maiman	34,997,033	(1)(2)	61.85%
Irit Eluz	358,500	(2)	*
Yoram Firon	258,500	(2)	*
Amit Mantsur	73,000	(2)	*
Zahi Ben-Atav	12,500	(2)	*
Leo Malamud	174,375	(2)	*
Dr. Joseph Yerushalmi	165,000	(2)	*
Dr. Nimrod Novik	146,250	(2)	*
Yehuda Karni	146,250	(2)	*
Menahem Morag	146,250	(2)	*
Joseph Geva	56,250	(2)	*
Erez I. Meltzer	56,250	(2)	*
Daniel Vaknin	56,250	(2)	*
Gideon Weinstein	22,500	(2)	*
All Directors and Executive Officers as a Group	36,781,408		63.01%

*			Represents less than 1% of the class of securities.
(1)
Attributable to 9,650,132, 18,850,153 and 6,043,623 shares of Class A Stock held directly by Di-Rapallo Holdings Ltd., De-Majorca and Merhav, respectively. See “Security Ownership of Certain Beneficial Owners.” In addition, this represents 453,125 shares underlying options for Yosef Maiman which are presently exercisable or exercisable within 60 days of March 17, 2010.

(2)			Represents shares underlying options which are presently exercisable or exercisable within 60 days of March 17, 2010.

Q:	Have the Company’s officers, directors and shareholders filed all appropriate beneficial ownership reports with the SEC?

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Ampal’s executive officers and directors, and persons who own more than 10% of a registered class of Ampal’s equity securities, to file with the Securities and Exchange Commission initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Class A Stock of Ampal. To the Company’s knowledge, based solely on its review of the copies of such forms received by it, all filing requirements applicable to its executive officers, directors and greater than 10-percent stockholders were complied with.

Q:	Does the Company enter into transactions with affiliated parties?

    On December 31, 2009, the Company signed an option exercise agreement (the “Exercise Agreement”) with Merhav pursuant to which it exercised, subject to certain conditions, its option (the “Option”) to convert the Company’s existing loan to Merhav (consisting of $20 million of principal plus accrued interest) (the “Loan”) into a 25% equity interest in the sugarcane ethanol production project in Colombia (the “Project”) being developed by Merhav. The Loan is evidenced by an Amended and Restated Promissory Note, dated December 25, 2008 (the “Note”), issued by Merhav in favor of the Company, and is secured by Merhav’s pledge of its shares of Class A Stock of the Company, pursuant to that certain Pledge Agreement, dated December 24, 2007, between Merhav and the Company (the “Pledge Agreement”). Merhav’s obligations under the Note are guaranteed by Mr. Yosef A. Maiman pursuant to a personal guaranty, dated as of December 25, 2008 (the “Guaranty”). The Option is evidenced by an Option Agreement, dated December 25, 2007, between Merhav and the Company, as amended on December 25, 2008 (the “Option Agreement”). The Loan, Option and related transactions are summarized in previously filed annual and periodic reports.

    Pursuant to the Exercise Agreement, the conversion of the Loan into a 25% equity interest in the Project will take the form of the issuance to the Company of 25% of all of the issued and outstanding equity interests in Merhav Renewable Energies Limited, a Cyprus corporation and subsidiary of Merhav (“Merhav Energies”). The purchase price for the 25% equity stake in Merhav Energies, to be paid at closing, is the outstanding balance of the Note on December 31, 2009, or approximately $22.249 million. The closing of the purchase of the 25% equity stake and the conversion of the Loan is subject to, among other things, (i) the initial disbursement of (or other evidence of) long term debt financing for the Project obtained from Banco do Brasil or any other unaffiliated third party lender (the date such financing is obtained, the “Qualified Financing Date”), (ii) the payment in full of all outstanding amounts due and payable under the Note, and (iii) the delivery at closing of the Shareholders’ Agreement (as defined below) by Merhav and the Company, setting forth certain agreements relating to the governance of Merhav Energies. At closing, the Note and the Guaranty shall be cancelled and the pledge of Merhav’s shares of Class A Stock under the Pledge Agreement shall be released. The closing is to occur on the Qualified Financing Date or as soon as practicable thereafter, but no later than December 31, 2010. The Exercise Agreement contains other customary closing conditions, as well as customary representations and warranties.

    Pursuant to the Exercise Agreement, the Note was amended to extend its maturity date to the earlier of the Qualified Financing Date or December 31, 2010. Additionally, Merhav and the Company have agreed that, under certain circumstances, each will arrange for loans to Merhav Energies from to time to time through third parties, directly or indirectly, for up to $15 million.

    As stated above, as a condition to closing the Company’s purchase of a 25% equity stake in Merhav Energies, Merhav, the Company and Merhav Energies will enter into a Shareholders’ Agreement (the “Shareholders’ Agreement”), to provide for, among other things, (i) restrictions on the transfer of shares of Merhav Energies, (ii) a right of first refusal on transfers of shares of Merhav Energies, (iii) tag-along and drag-along rights on the transfer of shares of Merhav Energies, (iv) preemptive rights on the issuance of new shares of capital stock (or other equity interest) by Merhav Energies, subject to the anti-dilution rights of the Company, and (v) the right of the Company to designate 25% of the directors of Merhav Energies. In addition to preemptive rights under the Shareholders’ Agreement, the Company has been granted anti-dilution protection, which may result in the issuance of additional shares of Merhav Energies to the Company, in the event that, prior to end of the 180 day period following the commencement of the Project’s operations, Merhav sells, or Merhav Energies issues, shares of Merhav Energies at a per share price that is less than the per share price paid by the Company under the Exercise Agreement.

    Merhav is a multinational corporation with interests in a range of sectors, including energy, infrastructure projects and agriculture. Merhav is a significant shareholder of the Company and is wholly owned by Mr. Yosef A. Maiman, the President, CEO and member of the controlling shareholder group of the Company. Because of the foregoing relationship, a special committee of the Board of Directors of the Company composed of the Company’s independent directors negotiated and approved the transaction. Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which has been retained as financial advisor to the special committee, advised the special committee on this transaction.

    In connection with the offering of its Series B debentures, Ampal entered into a trust agreement (the “Agreement”) with Clal Finance Trustees 2007 Ltd. (the “Trustee”) which became effective on April 28, 2008, pursuant to which the Company issued its Series B debentures to investors in Israel. The Trustee is a member of a group of affiliated companies, controlled by and affiliated with IDB Holding Corporation Ltd. (collectively, the “IDB Group”), that owns approximately 6.59% of the Company’s outstanding Class A stock as of the date of this annual report. In November 2007, Clal Electronics Industries Ltd. (“Clal Electronics”), also a member of the IDB Group, entered into a previously disclosed joint venture with the Company, through a wholly-owned subsidiary of the Company, that will focus on the new development and acquisition of controlling interests in wind energy projects outside of Israel. The joint venture is owned equally by Clal Electronics and the Company through its wholly-owned subsidiary. Clal Finance, also a member of the IDB Group, led distributors in the offering in Israel of the Series B debentures, and members of the IDB Group purchased a portion of the Series B debentures. A member of the IDB Group is acting as a market maker on the Tel Aviv Stock Exchange for the purchase and sale of the Company’s Class A stock and Series A debentures.

    Gadot entered into a management services agreement with the Company, according to which the Company provides Gadot with management services for an annual consideration calculated as a percentage of Gadot's profits. For 2009 Gadot paid the Company a sum of NIS 12.8 million ($ 3.4 million) as the annual consideration.

    The Company entered into a management services agreement with Merhav, according to which Merhav provides the Company and its subsidiaries with management, marketing, financial, development and other administrative services for an annual consideration of NIS 10 million ($ 2.6 million).

Review and Approval of Transactions with Management and Others

    Pursuant to its written charter and the marketplace rules of the NASDAQ Global Market, the Audit Committee, acting as a special committee, must review with management and approve all transactions or courses of dealing with parties related to the Company. In determining whether to approve a related person transaction, the Audit Committee will consider a number of factors including whether the related person transaction is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties. The Audit Committee has the authority to engage independent legal, financial and other advisors. The Audit Committee has reviewed and approved the terms of each of the transactions described above.

OTHER MATTERS

Other Business

The Board of Directors knows of no business other than that described in this Proxy Statement that will be presented for consideration at the Annual Meeting.  If other business shall properly come before the Annual Meeting, shares represented by valid proxies will be voted on such matters in accordance with the best judgment of the persons named as proxies on the proxy cards, or their duly authorized designees.

Shareholder Proposals

Any holder of Class A Stock who wishes to submit a proposal intended to be included in the proxy statement to be presented at the next annual meeting of shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than December 1, 2010.  Such a proposal must comply with such rules as may be prescribed from time to time by the SEC regarding proposals of security holders.

Any holder of Class A Stock who wishes to submit a proposal outside of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is not intended to be included in the Company’s proxy statement, must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than February 14, 2011 to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act (relating to the circumstances under which a proxy may confer discretionary authority to vote on certain matters).

By Order of the Board of Directors,

YOSEF A. MAIMAN Chairman of the Board of Directors, President and Chief Executive Officer March 31, 2010

Ampal-American Israel Corporation

WO#
71483

▼ FOLD AND DETACH HERE ▼

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2010:
The Notice of Annual Meeting, the Proxy Statement and the 2009 Annual Report are available at: http://bnymellon.mobular.net/bnymellon/ampl.	Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

1. ELECTION OF DIRECTORS		FOR all nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	*EXCEPTIONS
Nominees:	01 Y. Maiman 02 L. Malamud 03 J. Yerushalmi 04 N. Novik 05 G. Weinstein 06 E. Meltzer 07 J. Geva 08 Y. Karni 09 D. Vaknin 10 M. Morag					FOR	AGAINST	ABSTAIN
2.
RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.
						☐	☐	☐
		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)					3.	IN THEIR DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POST -PONEMENT(S) THEREOF.

*Exceptions

						Mark Here for Address Change or Comments SEE REVERSE		☐

Signature	Signature	Date
Please sign exactly as name appears. In the case of joint tenancies, coexecutors or co-trustees, both should sign. If acting as attorney, executor, administrator, trustee, officer of a corporation, or in other representative capacity, please give full title under signature.

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PROXY
AMPAL-AMERICAN ISRAEL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Irit Eluz and Yoram Firon, and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of Class A Stock of Ampal-American Israel Corporation held of record by the undersigned on March 17, 2010, at the Annual Meeting of Shareholders to be held on May 5, 2010 at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th floor, New York, NY 10104, at 10:00 a.m. local time, and any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement. By executing this Proxy, the undersigned hereby revokes any proxy previously given with respect to such shares. If the undersigned needs directions to the Annual Meeting to attend and/or vote in person, the undersigned should contact Ampal-American Israel Corporation by telephone at (866) 447-8636. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and Annual Report.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES AND “FOR” PROPOSAL 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Address Change/Comments	BNY MELLON SHARE OWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK NJ 07606-9250
(Mark the corresponding box on the reverse side)

(Continued, and to be signed and dated on reverse side.)
WO# 71483